EXHIBIT 99.1

Actua Announces Second Quarter 2015 Financial Results

Second Quarter Performance Reflects Strong Revenue Growth, Positive Operating Cash Flow and Improving Non-GAAP Net Loss

RADNOR, Pa., Aug. 6, 2015 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) ("Actua") today reported its results for the second quarter ended June 30, 2015.

Revenue was $33.5 million for the second quarter of 2015, up from $19.0 million for the second quarter of 2014. Net loss attributable to Actua for second quarter of 2015 was $(15.3) million, or $(0.41) per diluted share, compared to net loss attributable to Actua of $(12.9) million, or $(0.35) per diluted share, for the comparable prior year quarter. Non-GAAP net loss for the second quarter of 2015 was $(2.5) million, or $(0.07) per share, compared to a non-GAAP net loss of $(4.4) million, or $(0.12) per diluted share, for the comparable prior year quarter. Cash flow from operations was a source of $1.0 million for the second quarter of 2015, compared to a use of $(2.2) million for the second quarter of 2014.

Revenue was $64.1 million for the six months ended June 30, 2015, up from $37.5 million for the comparable period of 2014. Net loss attributable to Actua for the six months ended June 30, 2015 was $(30.0) million, or $(0.81) per diluted share, compared to net loss attributable to Actua of $(23.0) million, or $(0.62) per diluted share, for the corresponding 2014 period. Non-GAAP net loss for the six months ended June 30, 2015 was $(6.3) million, or $(0.17) per share, compared to a non-GAAP net loss of $(8.0) million, or $(0.22) per diluted share, for the corresponding 2014 period. Cash flow from operations was a use of $(3.4) million for the six months ended June 30, 2015, compared to a use of $(10.9) million for the comparable 2014 period.

"We are excited by the progress we made this quarter," said Walter Buckley, Actua's chief executive officer. "Execution across all our businesses resulted in strong revenue growth, while generating $1 million of cash flow in the second quarter. Given the operating leverage we are seeing, we now expect to be operating cash flow positive on an annual basis for 2016."

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measure is included with the financial tables at the end of this release.

2015 Guidance

Actua continues to expect annual GAAP revenue in the range of between $133 million and $138 million, annual Non-GAAP net income (loss) per share in the range of between $(0.36) per diluted share and $(0.40) per diluted share and annual cash flow from operations in the range of between a use of $(5.0) million and a use of $(9.0) million.

Please see Actua's website at www.actua.com for more information on Actua, its businesses and its second quarter 2015 results.

Actua will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866.317.2576 or 678.509.7521. The Conference ID is 83457721.

For those unable to participate in the conference call, a replay will be available from August 6, 2015 at 2:00 p.m. ET until August 13, 2015 at 11:59 p.m. ET. To access the replay, dial 855.859.2056 or 404.537.3406. The Conference ID is 83457721. The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-presentations/.

About Actua

Actua Corporation (NASDAQ:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution - the vertical wave - by growing cloud businesses that are transforming their markets. With approximately 800 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua's rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive rapidly-developing markets, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to deploy capital effectively and on acceptable terms, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions or other strategic transactions, our ability to have continued access to capital and to manage capital resources effectively, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$ 33,536	$ 19,029	$ 64,128	$ 37,451

Operating Expenses
Cost of revenue (a)	9,783	5,519	19,515	10,418
Sales and marketing (a)	12,163	9,585	23,399	18,116
General and administrative (a)	15,966	12,915	31,402	22,924
Research and development (a)	7,373	3,547	14,466	6,800
Amortization of intangibles	3,706	2,293	7,722	4,594
Impairment related and other	166	836	340	836
Total operating expenses	49,157	34,695	96,844	63,688
Operating income (loss)	(15,621)	(15,666)	(32,716)	(26,237)

Other income (expense):
Other income (loss), net	(425)	637	940	937
Interest income	35	146	54	232
Interest expense	(31)	(1,080)	(68)	(1,591)

Income (loss) before income taxes, equity loss and discontinued operations	(16,042)	(15,963)	(31,790)	(26,659)

Income tax benefit (expense)	(1)	599	(178)	505
Equity loss	—	(320)	—	(632)

Income (loss) from continuing operations	(16,043)	(15,684)	(31,968)	(26,786)
Income (loss) from discontinued operations	—	1,315	—	1,363
Net income (loss)	(16,043)	(14,369)	(31,968)	(25,423)
Less: Net income (loss) attributable to the noncontrolling interest	(761)	(1,475)	(1,921)	(2,379)
Net income (loss) attributable to Actua	$ (15,282)	$ (12,894)	$ (30,047)	$ (23,044)

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$ (15,282)	$ (14,209)	$ (30,047)	$ (24,407)
Net income (loss) from discontinued operations	—	1,315	—	1,363
Net income (loss) attributable to Actua common shareholders	$ (15,282)	$ (12,894)	$ (30,047)	$ (23,044)

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$ (0.41)	$ (0.38)	$ (0.81)	$ (0.66)
Income (loss) from discontinued operations attributable to Actua common shareholders	—	0.03	—	0.04
Income (loss) attributable to Actua common shareholders	$ (0.41)	$ (0.35)	$ (0.81)	$ (0.62)

Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	37,123	37,313	36,983	37,205

(a) Includes equity-based compensation of:
Cost of revenue	$ 29	$ 20	$ 55	$ 39
Sales and marketing	79	42	137	83
General and administrative	6,887	6,648	13,980	10,294
Research and development	126	29	171	199
	$ 7,121	$ 6,739	$ 14,343	$ 10,615

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Cash and cash equivalents	$ 84,622	$ 103,134
Restricted cash	1,064	1,132
Accounts receivable, net	22,120	23,134
Deferred tax asset	182	182
Prepaid expenses and other current assets	4,596	3,979
Total current assets	112,584	131,561
Fixed assets, net	9,385	7,947
Goodwill and intangibles, net	360,035	367,082
Cost and equity method investments	18,146	17,672
Deferred tax asset	2,900	2,998
Other assets, net	1,792	1,652
Total Assets	$ 504,842	$ 528,912

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 1,320	$ 500
Accounts payable	11,092	12,595
Accrued expenses	5,988	8,306
Accrued compensation and benefits	8,845	9,241
Deferred revenue	37,878	33,238
Total current liabilities	65,123	63,880
Long-term debt	—	—
Deferred revenue	1,401	1,256
Deferred tax liability	266	266
Other liabilities	5,459	4,408
Total Liabilities	72,249	69,810
Redeemable noncontrolling interest	7,081	6,221
Total Equity	425,512	452,881
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 504,842	$ 528,912

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating Activities - continuing operations
Net income (loss)	$ (16,043)	$ (14,369)	$ (31,968)	$ (25,423)
(Income) loss from discontinued operations, including gain on sale, net of tax	—	(1,315)	—	(1,363)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,829	3,073	10,069	6,196
Equity-based compensation	7,121	6,739	14,343	10,615
Impairment related and other	166	—	340	836
Other (income) loss	425	(637)	(940)	(937)
Equity loss	—	320	—	632
Deferred tax asset	89	(800)	76	(800)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	1,676	2,496	1,014	(1,306)
Prepaid expenses and other assets	(121)	207	(757)	229
Accounts payable	(952)	1,886	(1,503)	1,928
Accrued expenses	(415)	(178)	474	(1,273)
Accrued compensation and benefits	1,634	1,008	(396)	(2,587)
Deferred revenue	2,030	(269)	4,785	2,761
Other liabilities	555	(321)	1,051	(385)
Cash flows provided by (used in) operating activities	994	(2,160)	(3,412)	(10,877)

Investing Activities - continuing operations
Capital expenditures, net	(1,579)	(1,695)	(3,919)	(2,303)
Change in restricted cash	(72)	114	68	(50)
Proceeds from sales/distributions of ownership interests	—	2,744	1,415	3,037
Ownership acquisitions, net of cash acquired	(700)	(198)	(1,957)	(198)
Cash flows provided by (used in) investing activities	(2,351)	965	(4,393)	486

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	—	—	(3,952)	—
Contingent consideration payments	(1,870)	—	(1,870)	—
Borrowings of long-term debt	—	—	820	—
Repayments of long-term debt and capital lease obligations	—	(8,544)	(24)	(12,032)
Purchase of treasury stock	—	—	(1,704)	—
Tax withholdings related to equity-based awards	(364)	(530)	(3,858)	(2,735)
Cash received for stock options exercised	(73)	—	(8)	—
Cash flows provided by (used in) financing activities	(2,307)	(9,074)	(10,596)	(14,767)
Effect of exchange rate on cash	6	—	(111)	—
Discontinued Operations:
Cash flows provided by (used in) operating activities	—	—	—	48
Cash flows provided by (used in) investing activities	—	—	—	—
Cash flows provided by (used in) financing activities	—	—	—	—
Net increase(decrease) in cash and cash equivalents from discontinued operations	—	—	—	48

Net increase (decrease) in cash and cash equivalents	(3,658)	(10,269)	(18,512)	(25,110)
Cash and cash equivalents at beginning of period	88,280	319,815	103,134	334,656
Cash and cash equivalents at end of period	$ 84,622	$ 309,546	$ 84,622	$ 309,546

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP Net income (loss) attributable to Actua:	$ (10,150)	$ (12,894)	$ (10,680)	$ 10,404	$ (14,765)	$ (15,282)
Add back:
Share-based compensation	3,848	6,712	6,357	6,917	7,222	7,121
Amortization of intangibles	2,301	2,275	2,373	3,569	4,016	3,706
Impairment related and other costs	247	1,645	256	352	360	663
Transaction expenses	90	257	1,548	773	70	180
Other (income) loss, net	(300)	(637)	(96)	(4,280)	(1,365)	425
Acquired businesses' deferred revenue	76	76	336	1,991	677	678
Equity loss	312	320	144	—	—	—
Impact on non-cash income tax benefit items	—	(800)	(2,131)	(10,749)	34	—
Loss (Income) from discontinued operations	(48)	(1,315)	(2,426)	(10,237)	—	—
Non-GAAP net income (loss)	$ (3,624)	$ (4,361)	$ (4,319)	$ (1,260)	$ (3,751)	$ (2,509)

GAAP Net income (loss) per diluted share:	$ (0.27)	$ (0.35)	$ (0.29)	$ 0.28	$ (0.40)	$ (0.41)
Add back:
Share-based compensation	0.10	0.18	0.17	0.19	0.20	0.19
Amortization of intangibles	0.06	0.06	0.06	0.10	0.11	0.10
Impairment related and other	0.01	0.04	0.01	0.01	0.01	0.02
Transaction expenses	—	0.01	0.04	0.02	—	—
Other (income) loss, net	(0.01)	(0.02)	—	(0.11)	(0.04)	0.01
Acquired businesses' deferred revenue	—	—	0.01	0.05	0.02	0.02
Equity loss	0.01	0.01	—	—	—	—
Impact on non-cash income tax benefit items	—	(0.02)	(0.06)	(0.29)	—	—
Income from discontinued operations	—	(0.03)	(0.06)	(0.28)	—	—
Non-GAAP net income (loss) per diluted share	$ (0.10)	$ (0.12)	$ (0.12)	$ (0.03)	$ (0.10)	$ (0.07)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	37,096	37,313	37,335	36,780	36,842	37,123
Diluted	37,096	37,313	37,335	36,780	36,842	37,123

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	37,096	37,313	37,335	36,780	36,842	37,123
Diluted	37,096	37,313	37,335	36,780	36,842	37,123

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Continued)
(In thousands, except per share data)
(Unaudited)

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP Net income (loss) attributable to Actua:	$ (10,150)	$ (12,894)	$ (10,680)	$ 10,404	$ (14,765)	$ (15,282)
Add back:
Share-based compensation	3,848	6,712	6,357	6,917	7,222	7,121
Amortization of intangibles	2,301	2,275	2,373	3,569	4,016	3,706
Impairment related and other costs	247	1,645	256	352	360	663
Transaction expenses	90	257	1,548	773	70	180
Other (income) loss, net	(300)	(637)	(96)	(4,280)	(1,365)	425
Acquired businesses' deferred revenue	76	76	336	1,991	677	678
Equity loss	312	320	144	—	—	—
Impact on non-cash income tax benefit items	—	(800)	(2,131)	(10,749)	34	—
Loss (Income) from discontinued operations	(48)	(1,315)	(2,426)	(10,237)	—	—
Interest expense (income), net	425	934	(151)	(58)	18	(4)
Income tax expense (current/cash only)	94	201	261	193	143	1
Depreciation	822	798	1,013	918	1,224	1,123
Adjusted EBITDA	$ (2,283)	$ (2,428)	$ (3,196)	$ (207)	$ (2,366)	$ (1,389)

GAAP Cost of Revenue	$ 4,899	$ 5,519	$ 5,911	$ 8,091	$ 9,732	$ 9,783
Share-based compensation	19	20	21	21	26	29
Adjusted Cost of revenue	$ 4,880	$ 5,499	$ 5,890	$ 8,070	$ 9,706	$ 9,754

GAAP Sales and marketing	$ 8,531	$ 9,585	$ 10,718	$ 10,876	$ 11,236	$ 12,163
Share-based compensation	41	42	40	42	58	79
Adjusted Sales and marketing	$ 8,490	$ 9,543	$ 10,678	$ 10,834	$ 11,178	$ 12,084

GAAP General and administrative	$ 10,009	$ 12,915	$ 13,798	$ 15,062	$ 15,936	$ 15,966
Share-based compensation	3,788	6,648	6,258	6,803	7,093	6,887
Adjusted General and administrative	$ 6,221	$ 6,267	$ 7,540	$ 8,259	$ 8,843	$ 9,079

GAAP Research and development	$ 3,253	$ 3,547	$ 3,960	$ 4,648	$ 7,093	$ 7,373
Share-based compensation	96	29	38	51	45	52
Adjusted Research and development	$ 3,157	$ 3,518	$ 3,922	$ 4,597	$ 7,048	$ 7,321

About Actua's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua's operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release: (1) non-GAAP net income (loss) (which term may be used interchangeably with adjusted net income (loss) by management during earnings call presentations), (2) non-GAAP net income (loss) per diluted share (which term may be used interchangeably with adjusted net income (loss) per diluted share by management during earnings call presentations), (3) Adjusted EBITDA, (4) Adjusted Cost of revenue, (5) Adjusted Sales and marketing, (6) Adjusted General and administrative and (7) Adjusted Research and development. Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes from GAAP net income (loss) the following items:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

  Amortization of intangibles. Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Transaction expenses. Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Other income (loss), net. Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Acquired businesses' deferred revenue. Actua includes acquired businesses' previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss. In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company. Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Impact of non-cash income tax benefit items. Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations. Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Adjusted EBITDA excludes from GAAP net income (loss) the following items:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

  Amortization of intangibles. Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Transaction expenses. Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Other income (loss), net. Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses and revaluation of contingent consideration, as well as certain foreign currency impacts because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Acquired businesses' deferred revenue. Actua includes acquired businesses' previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss. In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company. Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Impact of non-cash income tax benefit items. Actua excludes the impact of any non-cash income tax benefit items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations. Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Interest expense (income), net. Actua excludes income and expense from interest as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income tax expense (current/cash only). Actua excludes the impact of any current, cash income tax expense as Actua believes it is useful for investors to understand the effect of this item and does not consider them a part of ongoing operating results when assessing the performance of its business.

  Depreciation. Actua excludes depreciation expense as Actua believes it is useful for investors to understand the effect of these items for all periods presented and does not consider them a part of ongoing operating results when assessing the performance of its business.

Adjusted Cost of revenue excludes from GAAP Cost of revenue operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the cost of revenue category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

Adjusted Sales and marketing excludes from GAAP Sales and marketing operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the sales and marketing category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

Adjusted General and administrative excludes from GAAP General and administrative operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the general and administrative category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

Adjusted Research and development excludes from GAAP Research and development operating expenses the following item:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors in the research and development category on Actua's statements of operations primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua's management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, adjusted cost of revenue, adjusted sales and marketing, adjusted general and administrative and adjusted research and development in internal reports used by management in monitoring and making decisions regarding Actua's business, including in monthly financial reports prepared for management and in periodic reports to Actua's Board of Directors.

  An important limitation of Actua's non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         Actua
         Investor Relations
         610.727.6900
         IR@actua.com